Exhibit 99.1
FOR IMMEDIATE RELEASE
MOBILE MINI REPORTS FOURTH QUARTER & YEAR END RESULTS
Free Cash Flow of Approximately $19.5 Million in Q4 and $89.7 Million for the Year;
42.6% and 41.8% EBITDA Margins in Q4 and 2009, Respectively
Tempe, AZ — February 23, 2010 — Mobile Mini, Inc. (NASDAQ GS: MINI) today reported GAAP and non-GAAP financial results for the fourth quarter ended December 31, 2009.
Non-GAAP Fourth Quarter 2009 Highlights
•	Total revenues were $87.3 million, down 29.0% from $123.0 million in 2008;

•	Lease revenues were $77.5 million and comprised 88.9% of total revenues;

•	Sales revenues were $9.2 million with margins of 33.8%;

•	EBITDA was $37.2 million or 42.6% of total revenues; and,

•	Net income was $7.7 million or $0.18 per diluted share.
Non-GAAP results for the 2009 fourth quarter, (i.e. EBITDA, EBITDA margin and free cash flow) exclude approximately $2.8 million of expenses relating primarily to ongoing restructuring of our operations. Non-GAAP reconciliation tables are on page 6, and show the effects of these expenses to comparable GAAP figures.
Other Fourth Quarter 2009 Highlights
•	Free cash flow totaled $19.5 million;

•	We used free cash flow and other funds to pay down net debt by an additional $20.2 million;

•	Yield (total lease revenues per unit on rent) declined 1.8% versus the fourth quarter of 2008 primarily due to ancillary revenues, product mix and foreign exchange; and actual rental rates declined only 0.6% from fourth quarter 2008 levels;

•	Average utilization rate was 56.0% in the fourth quarter versus 56.9% in the third quarter due primarily to the continued weakness in the economy, partially offset by our fourth quarter seasonal rentals;

•	Funded debt to EBITDA, calculated in accordance with the Company’s revolving credit facility, was 5.2 to1 at December 31, 2009; and,

•	Excess availability under our revolver at December 31, 2009 was $342.7 million.
2009 Full Year Highlights
•	Generated $89.7 million of free cash flow compared to $33.8 million in 2008;

•	Net debt repayment totaled $83.7 million;

•	Average utilization was 59.2% versus 75.0% one year earlier; and,

•	Non-GAAP EBITDA margin was 41.8% versus 2008’s 42.1% as the Company successfully reduced its cost structure in the face of declining demand.
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Mobile Mini, Inc. News Release	Page 2
February 23, 2010
Business Overview
“Unlike many companies in the equipment leasing business, our Company remained profitable throughout 2009,” stated Steven Bunger, Mobile Mini’s Chairman, President & CEO. “During these lean times, we aggressively reduced operating costs, which produced the desired results in terms of preserving margins, while generating free cash flow, and paying down debt.”
On the subject of cost reduction measures Mr. Bunger noted, “We’ve continued to re-size our organization and in the final quarter of 2009, we have cut another $3.3 million in selling, general and administrative (“SG&A”) expenses. In fact, SG&A expense in the fourth quarter of 2009 was $12.6 million less than in the same period one year earlier. Expense cuts have been across the board, most notably the elimination of approximately 37% of our workforce since mid-December 2008 and the conversion of 8 full-service branches into lower cost operational yards, both in North America and Europe. With 118 locations, logistics optimization for our transportation fleet and inventory has been and remains a high priority. We have also taken costs out of our business by renegotiating property leases and vendor contracts and enhancing our procurement processes. Thanks to Lean6Sigma, we are improving efficiencies throughout our business. Further cost reduction initiatives and productivity improvements are planned for 2010.”
Discussing recent developments, Mr. Bunger continued, “We are also investing in our business with the adoption of a hybrid sales model incorporating a local as well as centralized component, with both groups incentivized on the basis of performance. The salespeople at the branches continue to be focused on large multi-unit local customers that benefit from local service such as construction customers, while those in our new National Sales Center (“NSC”) in Tempe, Arizona are targeting our other customers, primarily non-contractors. While we have reduced salespeople at the branches and are hiring for the NSC, because of the expected efficiencies in our approach and team-design of the NSC, this hybrid approach will result in a net salesperson headcount reduction. A similar program is underway in Europe. We believe that this hybrid approach will also produce a more cost effective and productive sales model, enabling us to attract new customers and gain market share. It also enables the migration to lower cost operational yards of which there are now 32.”
On the subject of pricing, Mr. Bunger noted, “Although fourth quarter yield declined 1.8% year-over-year, this had more to do with product mix, ancillary revenues and foreign exchange than rental rates. Overall, price levels have remained relatively stabile. As the market leader, Mobile Mini’s product superiority and differentiation along with unsurpassed customer service, backed by a best in class customer loyalty Net Promoter Score, have enabled us to preserve our premium pricing during this economic downturn.”
He went on to say, “We are moving forward with our plan to enter several new markets in 2010. Thus far, we have identified a location in Omaha for a low cost greenfield operational yard, and we are scouting sites for our entry into the greater Norfolk, VA and Washington, D.C. markets. As we previously indicated, we will relocate underutilized fleet to new locations which should have a positive impact on utilization.”
Mark Funk, Mobile Mini’s Executive Vice President & CFO noted, “The fourth quarter of 2009 represents our eighth consecutive quarter of free cash flow. We generated free cash flow of $19.5 million in the final quarter for a 2009 total of $89.7 million, which represents a 165% or $55.9 million improvement over 2008. Once again in the fourth quarter, capital expenditures of $7.2 million were less than net proceeds generated from the sale of units from the fleet and from the sales of excess property, plant and equipment. Net capital proceeds for 2009 were $2.9 million versus net capital expenditures of $64.7 million in 2008. Worth noting, the gross margin on the sale of units from the fleet was 33.8% in the final quarter and 33.2% for the year.”
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Mobile Mini, Inc. News Release	Page 3
February 23, 2010
He continued, “In the final quarter of 2009, we paid down $20.2 million of total debt which brings the total debt pay down for the year to $83.7 million. Borrowing availability at year end was $342.7 million, and we have no refinancing requirements prior to June 2013.”
Mr. Bunger concluded, “We are working on all fronts to ensure that when the economy improves, we are positioned to once again grow units on lease and profitability. To that end, we continue to invest in broadening our geographic coverage, enhancing our sales organization and advertising programs, and optimizing our transportation fleet logistics, but at the same time, we are equally committed to cost cutting, free cash flow generation and debt reduction.”
EBITDA, EBITDA margin and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. The method of reconciliation of these measures to the most directly comparable GAAP financial measures can be found later in this release.
Conference Call
Mobile Mini will host a conference call today, Tuesday, February 23, 2010 at 12 noon ET to review these results. To listen to the call live, dial 706-679-0885 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation which will accompany the call will be posted at www.mobilemini.com on the Investors Section and will be available after the call. We will also post the method of reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the conference call can be accessed for approximately 14 days after the call at Mobile Mini’s website.
Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of approximately 257,000 portable storage and office units with 86 branches and 32 operational yards in the U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.
This news release contains forward-looking statements, particularly regarding free cash flow, ability to reduce costs and capital expenditures, borrowing availability, efficiencies of the NSC, increase utilization, maintain margin improvements and pay down debt, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 4
February 23, 2010
Mobile Mini, Inc. Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except per share data)/(includes effects of rounding)

	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2009	2009	2008	2008
	GAAP	Non-GAAP (1)	GAAP	Non-GAAP (1)
Revenues:
Leasing	$77,510	$77,510	$109,352	$109,352
Sales	9,194	9,194	12,816	12,816
Other	583	583	858	858

Total revenues	87,287	87,287	123,026	123,026

Costs and expenses:
Cost of sales	6,086	6,086	8,482	8,482
Leasing, selling and general expenses (2)	44,859	44,024	56,603	56,603
Integration, merger and restructuring expenses (3)	1,930	—	6,759	—
Goodwill impairment (4)	—	—	13,667	—
Depreciation and amortization	9,168	9,168	10,646	10,646

Total costs and expenses	62,043	59,278	96,157	75,731

Income from operations	25,244	28,009	26,869	47,295

Other income (expense):

Interest income	—	—	66	66
Interest expense	(14,702)	(14,702)	(17,560)	(17,560)
Foreign currency exchange	—	—	(59)	(59)

Income before provision for income taxes	10,542	13,307	9,316	29,742
Provision for income taxes	4,557	5,598	9,070	11,529

Net income	5,985	7,709	246	18,213
Earnings allocable to preferred stock	(1,087)	(1,465)	(49)	(3,640)

Net income available to common stockholders	$4,898	$6,244	$197	$14,573

Earnings per share:
Basic	$0.14	$0.18	$0.01	$0.43

Diluted	$0.14	$0.18	$0.01	$0.42

Weighted average number of common and common share equivalents outstanding:
Basic	34,914	34,914	34,244	34,244

Diluted	43,487	43,487	42,963	42,963

EBITDA	$34,412	$37,177	$37,522	$57,948

(1)	This column represents a Non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and Non-GAAP presentations.

(2)	Difference relates primarily to the settlement and related legal costs of a purported class action lawsuit and is excluded in the Non-GAAP presentation.

(3)	Integration, merger and restructuring expenses represent costs that we incurred in connection with the MSG acquisition and the expenses in conjunction with the current restructuring of our operations and are excluded in the Non-GAAP presentation.

(4)	Goodwill impairment in 2008 represents the non-cash write-off of portions of goodwill relating to our European operations and is excluded in the Non-GAAP presentation.

Mobile Mini, Inc. News Release	Page 5
February 23, 2010
Mobile Mini, Inc. Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except per share data)/(includes effects of rounding)

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2009	2008	2008
	GAAP	Non-GAAP (1)	GAAP	Non-GAAP (1)
Revenues:
Leasing	$333,521	$333,521	$371,560	$371,560
Sales	38,605	38,605	41,267	41,267
Other	2,335	2,335	2,577	2,577

Total revenues	374,461	374,461	415,404	415,404

Costs and expenses:
Cost of sales	25,795	25,795	28,044	28,044
Leasing, selling and general expenses (2)	192,861	192,026	212,335	212,335
Integration, merger and restructuring expenses (3)	11,305	—	24,427	—
Goodwill impairment (4)	—	—	13,667	—
Depreciation and amortization	39,082	39,082	31,767	31,767

Total costs and expenses	269,043	256,903	310,240	272,146

Income from operations	105,418	117,558	105,164	143,258

Other income (expense):
Interest income	29	29	135	135
Interest expense	(59,504)	(59,504)	(48,146)	(48,146)
Foreign currency exchange	(88)	(88)	(112)	(112)

Income before provision for income taxes	45,855	57,995	57,041	95,135
Provision for income taxes	18,057	22,642	28,000	37,115

Net income	27,798	35,353	29,041	58,020
Earnings allocable to preferred stock	(5,431)	(6,971)	(2,739)	(7,171)

Net income available to common shareholders	$22,367	$28,382	$26,302	$50,849

Earnings per share:
Basic	$0.65	$0.82	$0.77	$1.49

Diluted	$0.64	$0.82	$0.75	$1.49

Weighted average number of common and common share equivalents outstanding:
Basic	34,597	34,597	34,155	34,155

Diluted	43,252	43,252	38,875	38,875

EBITDA	$144,441	$156,581	$136,954	$175,048

(1)	This column represents a Non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and Non-GAAP presentations.

(2)	Difference relates primarily to the settlement and related legal costs of a purported class action lawsuit and is excluded in the Non-GAAP presentation.

(3)	Integration, merger and restructuring expenses represent costs that we incurred in connection with the MSG acquisition and the expenses in conjunction with the current restructuring of our operations and are excluded in the Non-GAAP presentation.

(4)	Goodwill impairment in 2008 represents the non-cash write-off of portions of goodwill relating to our European operations and is excluded in the Non-GAAP presentation.

Mobile Mini, Inc. News Release February 23, 2010	Page 6
Non-GAAP Reconciliation to Nearest Comparable GAAP Measure
Three Months Ended December 31, 2009
(in thousands except per share data)
(including effects of rounding)

			Integration,
			merger, and
		Class action	restructuring
	Non-GAAP (1)	settlement, other (2)	expense (3)	GAAP
Revenues	$87,287	$—	$—	$87,287
EBITDA	$37,177	$(835)	$(1,930)	$34,412
EBITDA margin	42.6%	-1.0%	-2.2%	39.4%
Operating income (loss)	$28,009	$(835)	$(1,930)	$25,244
Operating income margin	32.1%	-1.0%	-2.2%	28.9%
Pre tax income (loss)	$13,307	$(835)	$(1,930)	$10,542
Net income (loss)	$7,709	$(514)	$(1,210)	$5,985
Diluted earnings (loss) per share	$0.18	$(0.01)	$(0.03)	$0.14
Non-GAAP Reconciliation to Nearest Comparable GAAP Measure
Twelve Months Ended December 31, 2009
(in thousands except per share data)
(includes effects of rounding)

			Integration,
			merger, and
		Class action	restructuring
	Non-GAAP (1)	settlement, other (2)	expense (3)	GAAP
Revenues	$374,461	$—	$—	$374,461
EBITDA	$156,581	$(835)	$(11,305)	$144,441
EBITDA margin	41.8%	-0.2%	-3.0%	38.6%
Operating income (loss)	$117,558	$(835)	$(11,305)	$105,418
Operating income margin	31.4%	-0.2%	-3.0%	28.2%
Pre tax income (loss)	$57,995	$(835)	$(11,305)	$45,855
Net income (loss)	$35,353	$(514)	$(7,041)	$27,798
Diluted earnings (loss) per share	$0.82	$(0.01)	$(0.17)	$0.64

(1)	This column represents a Non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and Non-GAAP presentations.

(2)	Relates primarily to the settlement and related legal costs of a purported class action lawsuit and is excluded in the Non-GAAP presentation.

(3)	Integration, merger and restructuring expenses represent costs that we incurred in connection with the MSG acquisition and the expenses in conjunction with the current restructuring of our operations and are excluded in the Non-GAAP presentation.

Mobile Mini, Inc. News Release February 23, 2010	Page 7
Non-GAAP Reconciliation to Nearest Comparable GAAP Measure
Three Months Ended December 31, 2008
(in thousands except per share data)
(includes effects of rounding)

		Integration,
		merger and	Goodwill
		restructuring	impairment
	Non-GAAP (1)	expenses (2)	(3)	GAAP

Revenues	$123,026	$—	$—	$123,026
EBITDA	$57,948	$(6,759)	$(13,667)	$37,522
EBITDA margin	47.1%	-5.5%	-11.1%	30.5%
Operating income (loss)	$47,295	$(6,759)	$(13,667)	$26,869
Operating income margin	38.4%	-5.5%	-11.1%	21.8%
Pre tax income (loss)	$29,742	$(6,759)	$(13,667)	$9,316
Net income (loss)	$18,213	$(4,300)	$(13,667)	$246
Diluted earnings (loss) per share	$0.42	$(0.10)	$(0.31)	$0.01
Non-GAAP Reconciliation to Nearest Comparable GAAP Measure
Twelve Months Ended December 31, 2008
(in thousands except per share data)
(includes effects of rounding)

		Integration,
		merger and	Goodwill
	Non-GAAP	restructuring	impairment
	(1)	expenses (2)	(3))	GAAP

Revenues	$415,404	$—	$—	$415,404
EBITDA	$175,048	$(24,427)	$(13,667)	$136,954
EBITDA margin	42.1%	-5.9%	-3.3%	33.0%
Operating income (loss)	$143,258	$(24,427)	$(13,667)	$105,164
Operating income margin	34.5%	-5.9%	-3.3%	25.3%
Pre tax income (loss)	$95,135	$(24,427)	$(13,667)	$57,041
Net income (loss)	$58,020	$(15,312)	$(13,667)	$29,041
Diluted earnings (loss) per share	$1.49	$(0.39)	$(0.35)	$0.75

(1)	This column represents a Non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and Non-GAAP presentations.

(2)	Integration, merger and restructuring expenses represent costs that we incurred in connection with the MSG acquisition and the expenses in conjunction with the current restructuring of our operations and are excluded in the Non-GAAP presentation.

(3)	Goodwill impairment represents the non-cash write-off of portions of goodwill relating to our European operations and is excluded in the Non-GAAP presentation.

Mobile Mini, Inc. News Release February 23, 2010	Page 8
This press release includes the financial measures “EBITDA”, “EBITDA margin” and “free cash flow”. These measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.
EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and if applicable, debt restructuring or extinguishment costs. We typically further adjust EBITDA to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA in the reconciliation below. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA margin is calculated by dividing consolidated EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present EBITDA and EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.
Free cash flow is defined as net cash provided by operating activities, less net cash used in investing activities, excluding acquisitions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations and strategic acquisitions.
A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA, as well as a reconciliation of net cash provided by operating activities to free cash flow, follows. These reconciliations are in thousands and include effects of rounding:

Mobile Mini, Inc. News Release February 23, 2010	Page 9

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Reconciliation of EBITDA to net cash provided by operating activities:

EBITDA	$34,412	$37,522	$144,441	$136,954
Interest paid	(11,393)	(16,688)	(54,817)	(33,032)
Income and franchise taxes paid	(91)	(179)	(1,055)	(667)
Provision for restructuring charge	83	5,626	(19)	5,626
Goodwill impairment	—	13,667	—	13,667
Share-based compensation expense	676	1,751	5,782	5,656
Gain on sale of lease fleet units	(2,856)	(3,754)	(11,661)	(9,849)
Loss on disposal of property, plant and equipment	71	101	71	567
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	1,434	4,548	21,327	2,201
Inventories	903	8,140	3,691	7,655
Deposits and prepaid expenses	289	(1,060)	3,412	177
Other assets and intangibles	(176)	241	(845)	105
Accounts payable and accrued liabilities	(5,207)	(15,983)	(23,557)	(30,542)

Net cash provided by operating activities	$18,145	$33,932	$86,770	$98,518

Reconciliation of net income to EBITDA and adjusted EBITDA:

Net income	$5,985	$246	$27,798	$29,041
Interest expense	14,702	17,560	59,504	48,146
Provision for income taxes	4,557	9,070	18,057	28,000
Depreciation and amortization	9,168	10,646	39,082	31,767

EBITDA	34,412	37,522	144,441	136,954
Integration, merger and restructuring expenses	1,930	6,759	11,305	24,427
Goodwill impairment	—	13,667	—	13,667
Class action lawsuit, other	835	—	835	—

Adjusted EBITDA	$37,177	$57,948	$156,581	$175,048

Reconciliation of free cash flow:

Net cash provided by operating activities	$18,145	$33,932	$86,770	$98,518
Net cash used in investing activities, excluding acquisitions	1,340	(14,917)	2,935	(64,663)

Free cash flow	$19,485	$19,015	$89,705	$33,855

Mobile Mini, Inc. News Release February 23, 2010	Page 10
Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in 000’s except per share data)
(includes effects of rounding)

	December 31,	December 31,
	2009	2008
	(unaudited)	(audited)
ASSETS
Cash	$1,740	$3,184
Receivables, net	40,867	61,424
Inventories	22,147	26,577
Lease fleet, net	1,055,328	1,078,156
Property, plant and equipment, net	84,160	88,509
Deposits and prepaid expenses	9,916	13,287
Other assets and intangibles, net	26,643	35,063
Goodwill	513,238	492,657

Total assets	$1,754,039	$1,798,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$14,130	$21,433
Accrued liabilities	64,915	86,214
Lines of credit	473,655	554,532
Notes payable	1,128	1,380
Obligations under capital leases	4,061	5,497
Senior notes, net	345,402	345,797
Deferred income taxes	155,697	134,786

Total liabilities	1,058,988	1,149,639

Commitments and contingencies

Convertible preferred stock; $.01 par value, 20,000 shares authorized, 8,556 issued and 8,191 outstanding at December 31, 2009 and 8,556 issued and outstanding at December 31, 2008, respectively stated at its liquidity preference values	147,427	153,990

Stockholders’ equity:
Common stock; $.01 par value, 95,000 shares authorized, 38,451 issued and 36,276 outstanding at December 31, 2009 and 37,489 issued and 35,314 outstanding at December 31, 2008, respectively	385	375
Additional paid-in capital	341,597	328,696
Retained earnings	270,733	242,935
Accumulated other comprehensive income (loss)	(25,791)	(37,478)
Treasury stock, at cost, 2,175 shares	(39,300)	(39,300)

Total stockholders’ equity	547,624	495,228

Total liabilities and stockholders’ equity	$1,754,039	$1,798,857

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 477-0241
www.mobilemini.com
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